SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

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THE LAZARD FUNDS, INC.

LAZARD RETIREMENT SERIES, INC

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE LAZARD FUNDS, INC.

Dear Shareholder:

We recently sent you proxy materials concerning the Joint Special Meeting of Shareholders to be held on October 20, 2017. We need your vote to elect three directors and approve various revisions to the Portfolios’ fundamental investment restrictions. The Board of Directors recommends that you vote in favor of these proposals on each of your accounts.

Proposals 2A through 2F are intended to modernize the Portfolios’ investment policies by removing restrictions that are no longer required by law and making the investment policies consistent with the restrictions applicable to other accounts with similar strategies managed by Lazard Asset Management LLC. These changes would clarify a Portfolio’s ability to enter into certain types of transactions and provide additional investment flexibility, potentially allowing the Portfolios to better address changes in financial markets or take advantage of investment opportunities. In addition, an update of the Portfolios’ fundamental investment policies is appropriate given the way mutual fund law and regulation has changed since the Portfolios’ inception.

In addition, by limiting the investment policies that require shareholder approval to be amended to only those that are required or desirable, a Portfolio in the future may avoid the costs and delay associated with future shareholder meetings to consider proposals to change policies that are not required to be fundamental.

Your vote is very important. Please join your fellow shareholders and cast your vote before the October 20, 2017 meeting to avoid the added cost of an adjournment.

If you have any questions or would like to vote by phone please call 855-723-7814 to speak with a proxy specialist.

TWO WAYS TO VOTE

	Phone	Online
PROXY QUESTIONS? Call 855-723-7814

WITHOUT A PROXY CARD

Call 855-723-7814 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD

Call 800-690-6903 with a touch-tone phone to vote using an automated system.

WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

LFI2REM2017